Exhibit 4.27.3

Additional Agreement No. 3
to Contract on Network Connection between OAO Rostlecom and OAO Uralsvyazinform No. UF/D-MRK-
01/03 dated August 01, 2003 (as amended by Agreement dated January 01, 2006)

Moscow	March 11, 2006

Rostelecom, Open Joint-Stock Company for Long-Distance and International Telecommunications, hereinafter, “Rostelecom”, represented by OAO Rostelecom General Director Dmitry Yevgenievich Yerokhin, authorized to act by Charter, on the one part, and Open Joint Stock Company “Uralsvyazinform”, hereinafter referred to as the “Operator”, represented by General Director Anatoliy Yevgenievich Ufimkin, authorized to act by Charter, hereinafter collectively referred to as the “Parties” and separately referred to as “Party”:

In view of

A.           The Contract on the connection of telecommunications networks dated January 1, 2006, in accordance with which Rostelecom renders the Operator the services of inclusion, and the Operator renders Rostelecom traffic admission services (hereinafter - “Contract”);

B.             The conditions of the Contract do not regulate the legal relationships of the Parties  connected with the admission through telecommunications networks of the Operator and Rostelecom of the traffic, other than the traffic the admission of which is performed by the Operator in connection with the rendering to the Users of the long-distance and international telecommunication services on the part of Rostelecom;

C.             The Parties hereby intend to settle their legal relations arisen with respect to;

have concluded this Additional Agreement No. 3 (hereinafter - “Agreement”) to the Contract about the following:

1.              Terms and Definitions

In this Agreement the following terms and definitions have the following meanings if not otherwise indicated by this Agreement:

1.1.           “Accounting period” means the period of one calendar month during which the traffic admission services were rendered to the Users.

1.2.           “Billing period” means a calendar month following the Accounting period.

1.3.           “Traffic” means any traffic outgoing from the Operator’s network to the network of Rostelecom, which

1)              is not connected with the rendering by Rostelecom or other long-distance and international telecommunications operators of the long-distance and international telecommunication services to the Users.

2)              is not the traffic identified in par. 3.3.4.

1.4.           “Traffic admission Services” means the service of the long-distance end of call in other operator’s networks rendered by Rostelecom to the Operator concerning the Traffic.

2.              Subject Matter of the Agreement

Rostelecom is obliged under the connection conditions specified in the Agreement and in this Agreement, to render the Operator Traffic admission Services, and the Operator is obliged to recompense for them.

3.              Rights and Obligations of the Parties

3.1.                     Rostelecom undertakes the following obligations:

3.1.1.           To render the Operator, with the consideration of technical resources and in accordance with this Agreement, Traffic admission Services.

3.1.2.           To provide the calculation and submission of the data on the volume of the rendered Traffic admission Services.

3.1.3.           To provide by the admission of Traffic in their responsibility zone of the service quality and speech transmission quality for long-distance and international telecommunications  in accordance with the normative documents and the agreement on service quality (if available).

3.1.4.  To provide the storage of the Traffic admitted during the term established by current law.

3.2.      Rostelecom has a right:

3.2.1.           To determine in accordance with par. 3.2.1. of the Contract, new connection conditions (including the costs of Traffic admission Services), indicated in this Agreement, but not more often than once a year.

3.2.2.  To determine the Traffic routing on the route segment                                              .

3.2.3.  On the basis of a court decision, to impose restrictions on the rendering of Traffic admission Services.

3.3.      The Operator undertakes the following obligations:

3.3.1.  To recompense for the Traffic admission Services rendered by Rostelecom under the conditions hereof.

3.3.2.           To provide in its responsibility zone the parameters of telecommunication services quality and speech transmission quality for long-distance and international telecommunications in accordance with the normative documents and the agreement on service quality (if available).

3.3.3.           The Operator provides the submission of information about the number of the User  performing the call. In case of discrepancy of the information about the actual number of the User performing the call, the Operator accounts to Rostelecom in the order established by this Additional Agreement.

4.              Mutual obligations of the Parties:

4.1.                     To perform in due manner and full volume their obligation hereunder.

4.2.                    To maintain the confidential character of the conditions and provisions hereof in the order estimated by the Agreement.

5.              Additional essential conditions of telecommunications networks connection and their interaction

In addition to the essential conditions of telecommunications networks connection and interaction, the Parties agree to determine the following additional conditions:

5.1.                    The list of Traffic admission Services is specified in par. 1.4 hereof. The order of Traffic admission is determined on the basis of the current law, the licenses of the interacting operators and in accordance with the technical conditions of connection.

5.2.                    The order of payments for the Traffic admission Services is established in Section 6  hereof.

6.              The cost of Traffic admission Services and the accounting order

6.1.      The Operator remunerates Traffic admission Services in accordance with Appendix 1 hereto. The cost of Traffic admission Services for the Accounting period is calculated on the basis of the data on the natural volumes of the rendered Traffic admission Services during the Accounting period.

6.2.      By change of Traffic admission Services costs by the Federal agency of the executive powers of the Russian Federation, regulating the cost of such services, the Parties introduce new prices from the date indicated by the order of such Federal agency of the executive powers of the Russian Federation, by means of concluding an additional agreement, which must be signed by the Parties.

6.3.      The remuneration of Traffic admission Services is performed by the Operator on a monthly basis, no later than within ten (10) days from the signing by the Parties of the Act of rendered Traffic admission Services.

6.4.      The Parties present to each other the data on the volume of Traffic admission Services rendered in the following order:

6.4.1.                     No later than the 6th day of the Billing period Rostelecom submits to the Operator the report on the volumes of Traffic admission Services.

6.4.2.                     The Parties check and coordinate the data on the volume of Traffic admission Services  rendered (accepted) during the Accounting period, directed in accordance with para. 6.4.1 hereof.

6.5.      Rostelecom presents to the Operator the Traffic admission Services Report (Appendix 2 hereto), no later than the 8th day of the Billing period, including the data on the volume of Traffic admission Services  rendered.

6.6.      The Operator signs the Traffic admission Services Report no later than the 9th day of the Billing period.

6.7.      Rostelecom presents to the Operator the invoice for the rendered Traffic admission Services no later than the 10th day of the Billing period. Copies of the invoice, the Traffic admission Services Report are sent by a facsimile transmission, the originals are sent by post.

6.8.      Irrespective of the provisions of para. 6.4., either of the Parties has the right to compare the data on the volumes submitted by the other Party with their own data for the purpose of detection of their discrepancy, in accordance with the order established by this Agreement.

In case of discrepancies of the data of the Parties in charges for the Traffic Admission Services for the billing period within 3% plus/minus of the volume and cost parameters of the services rendered according to the Act of Acceptance then the Parties acknowledge volume and cost parameters of the services rendered and indicated in the Act to be true.

If discrepancies of the data of the Parties in exceed 3% plus/minus of the volume and cost parameters of the services rendered according to the Act of Acceptance, one Party shall send by the 17th day of the Billing Period at the latest to the other Party the Reconciliation Report indicating confirmed and rejected amounts.

In case any Party presents the Reconciliation Report the Parties shall carry on the activities to correct and to eliminate the discrepancies as prescribed in Appendix 6 of this Contract. After the reasons of discrepancies have been revealed the Parties sign the Act on the regulation of the discrepancies indicating the approved volumes and costs of the services. Differences in volumes and costs of the services indicated in the Acts of Acceptance and the Acts on the regulation of the discrepancies  is set off in the following Billing period”.

6.9.      The payments are transferred to the account of Rostelecom indicated in this Agreement. For the identification of the payments the Operator indicates the number of the Contract, the number of this Agreement and the account number.

7.              Responsibility of the Parties

7.1.           The Parties undertake the responsibility for the non-performance or unduly performance of the obligations under the Agreement in accordance with the current law of the Russian Federation.

7.2.           In case of violation by the Operator of the terms of performance of their obligations for the transfer of the payments due to Rostelecom for the rendered Traffic admission Services, Rostelecom has the right to demand from the Operator interest in the amount of 1/300 of the current refinancing rate of the Central Bank of the Russian Federation, for every day of payment delinquency.

8.              The validity term and conditions of termination of the Agreement

8.1.           This Agreement shall come into force from the date hereof. The Parties hereby establish that terms and conditions of the Agreement entered into thereby shall apply to their relations arisen from the date of the Contract on Telecommunications Network Connection dated January 01, 2006.

8.2.           This Agreement shall be terminated concurrently with the termination of the Contract.

9.              Miscellaneous

9.1.                     All appendices to this Agreement constitute its integral part if they are composed in written form and signed by the duly authorized representatives of the Parties.

9.2.                     All terms used in this Agreement have the meaning ascribed to them by the Contract if not otherwise indicated hereby.

9.3.                     This Agreement is an inseparable part of the Contract.

9.4.                     In all other respects not specified by this Agreement, the provisions of the Contract are valid.

9.5.                     The agreement is issued in the Russian language in two copies, one for  each Party.

9.6.                     The list of Appendices hereto:

Appendix No. 1 Calculation of the Services Cost,

Appendix No.2 Traffic admission Services Report;

10.       Address and details of the Parties:

OAO Rostelecom:	OAO Uralsvyazinform:

Legal address: 127091, Moscow,	Legal address: 620014
Delegatskaya st., 5	Yekaterinburg, Moskovskaya st., 11

General Director	General Director
OAO Rostelecom	OAO Uralsvyazinform

/signed/ D.Ye. Yerokhin	/signed/ A. Ya. Ufimkin
Dated 11.03.2006	Dated 11.03.2006
Seal here	Seal here

Appendix No. 1
to Additional Agreement No.3
dated March 11, 2006

CALCULATION OF THE TRAFFIC THROUGHOUT SERVICES COST

(rubles/min, VAT not included)

	АВС Outcoming
Incoming АВС	343	345	346	349	351	352
401	4.15	4.54	4.68	4.54	4.28	4.61
471	3.16	3.49	3.89	4.02	3.16	3.49
472	3.16	3.56	3.95	4.15	3.23	3.49
473	2.90	3.29	3.69	3.89	2.90	3.23
474	2.77	3.16	3.56	3.76	2.83	3.16
475	2.64	3.03	3.43	3.62	2.70	3.03
481	3.29	3.62	3.89	3.89	3.36	3.69
482	2.90	3.23	3.49	3.43	3.03	3.29
483	3.16	3.56	3.82	3.89	3.23	3.56
484	2.97	3.29	3.62	3.69	3.03	3.36
485	2.57	2.90	3.16	3.16	2.70	2.97
486	3.03	3.43	3.76	3.89	3.10	3.43
487	2.83	3.23	3.56	3.62	2.90	3.23
491	2.70	3.03	3.36	3.49	2.77	3.10
492	2.57	2.90	3.16	3.29	2.70	2.97
493	2.90	2.83	3.10	3.16	2.57	2.90
494	2.82	2.83	3.03	3.03	2.64	2.90
495	2.50	2.90	3.16	3.23	2.64	2.90
496	2.77	3.16	3.43	3.49	2.90	3.16
301	5.40	5.01	4.75	5.08	5.40	4.94
302	5.59	5.22	5.14	5.40	5.59	5.29
336	2.84	2.90	3.49	4.28	2.92	3.01
341	2.03	2.43	2.84	2.90	2.21	2.43
342	1.66	2.21	2.51	3.01	1.93	2.31
343		1.75	2.26	3.09	1.56	1.75
345	2.01		2.39	3.19	2.11	1.83
346	2.53	2.39		2.57	2.78	2.53
347	1.84	2.26	2.92	3.10	1.84	2.31
349	3.35	3.19	2.57		3.17	3.10
351	1.56	1.84	2.51	2.90		1.66
352	1.75	1.56	2.26	2.84	1.66
353	2.26	2.68	2.97	3.49	2.21	2.43
381	2.51	2.21	2.35	2.97	2.43	2.12
382	3.43	3.44	3.19	3.36	3.43	3.44
383	3.03	3.01	2.92	3.23	2.97	3.01
384	3.23	2.84	3.09	3.30	3.23	2.90
385	3.17	3.17	3.17	3.49	3.10	3.17
388	3.43	3.10	3.10	3.76	3.36	3.03
390	4.02	3.63	3.50	4.02	3.96	3.63
391	4.02	3.63	3.36	3.83	4.02	3.69
394	4.35	4.02	3.89	4.42	4.35	4.02
395	5.14	4.75	4.48	4.88	5.08	4.75
411	6.62	6.31	5.75	5.87	6.68	6.37
413	8.04	7.67	7.17	6.93	8.10	7.85

415	8.60	8.25	8.16	7.98	8.65	8.37
416	7.24	6.87	6.50	6.62	7.24	6.93
421	7.98	7.55	7.17	7.24	7.98	7.67
423	7.79	7.92	7.61	7.67	7.85	7.98
424	8.19	7.79	7.85	7.85	8.19	7.96
426	7.79	7.48	6.99	7.05	7.79	7.55
427	8.31	8.14	8.04	7.55	8.54	8.31
498	2.77	3.16	3.43	3.49	2.90	3.16
499	2.50	2.90	3.16	3.23	2.64	2.90
811	3.43	3.82	3.95	3.76	3.56	3.89
812	3.04	3.37	3.51	3.24	3.18	3.44
813	3.04	3.37	3.51	3.24	3.18	3.44
814	3.23	3.56	3.56	3.30	3.43	3.69
815	3.96	4.15	3.89	3.30	4.22	4.35
816	3.23	3.56	3.69	3.56	3.36	3.62
817	2.57	2.90	3.03	2.97	2.70	2.97
818	3.23	3.50	3.36	3.44	3.50	3.69
820	2.70	3.03	3.16	3.10	2.90	3.10
821	2.69	3.02	3.11	3.02	3.02	3.27
831	2.66	2.64	2.97	3.10	2.74	2.70
833	2.23	2.72	2.97	3.14	2.48	2.81
834	2.58	2.64	3.03	3.29	2.66	2.64
835	2.25	2.74	2.70	2.97	2.41	2.74
836	2.25	2.66	2.64	2.83	2.33	2.74
841	2.66	2.70	3.10	3.43	2.74	2.64
842	2.25	2.74	2.83	3.16	2.33	2.74
843	2.08	2.58	2.64	2.90	2.16	2.58
844	2.77	3.16	3.62	4.02	2.70	3.03
845	2.82	2.77	3.23	3.56	2.74	2.70
846	2.16	2.66	2.77	3.23	2.16	2.58
847	3.03	3.36	3.95	4.35	2.97	3.29
848	2.16	2.66	2.77	3.23	2.16	2.58
851	2.83	3.16	3.69	4.22	2.70	2.97
855	2.08	2.58	2.64	2.90	2.16	2.58
861	3.56	3.95	4.41	4.74	3.49	3.82
862	3.56	3.95	4.54	4.74	3.49	3.82
863	3.29	3.62	4.08	4.41	3.23	3.49
865	3.36	3.69	4.22	4.61	3.29	3.69
866	3.43	3.76	4.35	4.74	3.62	3.62
867	3.43	3.76	4.35	4.81	3.29	3.56
871	3.36	3.76	4.22	4.68	3.23	3.49
872	3.23	3.62	4.15	4.68	3.16	3.43
873	3.43	3.69	4.28	4.74	3.29	3.56
877	3.49	3.82	4.35	4.74	3.43	3.76
878	3.43	3.76	4.28	4.68	3.36	3.62
879	3.36	3.69	4.22	4.61	3.29	3.69

Appendix No. 2
to Additional Agreement No.3
11.03.2006

Services Report,
Under Contract No.                    dt         .

Rostelecom, Open Joint-Stock Company for Long-Distance and International Telecommunications, hereinafter, “Rostelecom”, represented by OAO Rostelecom General Director Dmitry Yevgenievich Yerokhin, authorized to act by Charter, on the one part, and Open Joint Stock Company “Uralsvyazinform”, hereinafter referred to as the “Operator”, represented by General Director Anatoliy Yevgenievich Ufimkin, hereinafter altogether referred to as the “Parties”, confirming the following services rendered by Rostelecom:

Ref. No.	Description of the service	Measurement unit	Number	Service Cost w/o VAT, rubles	including VAT, rubles	Service Cost inc. VAT, rubles
1	2	3	4	5	6	7
1	Long-distance termination of call in other operator’s network
2
		Total

The rendered services cost aggregated                    , including VAT                 .

OAO Rostelecom:	OAO Uralsvyazinform:

Legal address: 127091, Moscow,	Legal address: 620014
Delegatskaya st., 5	Yekaterinburg, Moskovskaya st., 11

General Director	General Director
OAO Rostelecom	OAO Uralsvyazinform

/signed/ D.Ye. Yerokhin	/signed/ A. Ya. Ufimkin
Dated 11.03.2006	Dated 11.03.2006
Seal here	Seal here